UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2007

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

 (314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On May 21, 2007, Olin Corporation, a Virginia corporation (“Olin”), and Pioneer Companies, Inc., a Delaware corporation (“Pioneer”), issued a press release announcing that the two companies had entered into an Agreement and Plan of Merger dated as of May 20, 2007 (the “Merger Agreement”), among Olin, Princeton Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Olin, and Pioneer, pursuant to which Princeton Merger Corp. will be merged with and into Pioneer with Pioneer being the surviving corporation.  In connection with the merger, holders of Pioneer common stock will receive $35.00 in cash for each share of Pioneer common stock that they own. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01.   Other Events.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the registrant’s press release dated May 21, 2007 announcing the entry by Olin and Pioneer into the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
Name: George H. Pain
Title: Vice President, General Counsel and Secretary

Date:  May 21, 2007

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.	The following Exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger dated as of May 20, 2007, among Olin Corporation, Princeton Merger Corp., and Pioneer Companies, Inc.
99.1	Press Release dated May 21, 2007.